Fourth Quarter 2014 Results February 13, 2015

Forward-Looking Statements Forward-looking statements in this presentation regarding our restaurant revenue, restaurant-level operating profit margins, new restaurant growth and remodels, future economic performance, costs, expenses, tax rate, capital investments, promotions, statements under the heading “2015 Outlook,” and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “anticipate,” “intend,” “plan,” “project,” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s marketing and menu strategies, loyalty program, and guest count initiatives to achieve restaurant sales growth; the number, cost, timing, and ability to fulfill planned expansion and restaurant remodeling; the cost and availability of key food products, labor, and energy; the ability to achieve revenue and cost savings from our anticipated new technology systems and other initiatives; the macro economic and competitive environment; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; federal, state, and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10- K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period- to-period comparisons. For a reconciliation of non- GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q4 press release posted on redrobin.com. 1

Comparable restaurant revenue up 3.6%, Guest counts up 1.2% Total restaurant revenue increased 17.2% (including recent acquisitions) Excluding acquired restaurants, restaurant-level operating profit was 22.2% compared to 21.7% YOY Adjusted diluted EPS of $0.66, an increase of 6.5% 7 Red Robin® restaurants and 1 Red Robin Burger Works® opened Q4-14 Headlines 2

Brand Transformation Initiative 3 104 completed through December 28, 2014 Targeting at least 125 more transformations in 2015

New Chicago and D.C. Red Robin Burger Works locations off to promising start Evaluating fourth market for expansion Red Robin Burger Works 4

Q4 Traffic Driving Initiatives Continued $6.99 Everyday Value message on television Finest news to drive trial in restaurant and improve mix Sports sponsorships in four major markets Added over 1 million Red Robin Royalty members 5

Burgers and a Movie™ - popular Hobbit franchise Strong Holiday gift card sales with bonus bucks Q4 Traffic Driving Initiatives (cont’d) 6

Newest LTO for the Finest burger line for the Lenten period • Wild Pacific Crab Cake Burger New addition to desserts – Chocolate Fruffles™ Burgers and a Movie • Paul Blart Mall Cop 2 What’s to come… 7

Financial Update 8

Q4-14 Sales Highlights (1) Excludes Red Robin Burger Works® fast casual restaurants 9 Q4 -14 (12 Weeks) Q4-13 (12 Weeks) Change Restaurant revenue $278.4 million $237.6 million +17.2% Total company revenue $282.1 million $241.9 million +16.6% Company-owned comp revenue 3.6% 3.7% -10 bps Price/Mix 2.4% 5.1% -270 bps Guest counts 1.2% -1.4% 260 bps Franchised comp revenues 7.0% 1.6% +540 bps Company avg. weekly revenue/unit(1) - total $57,002 $56,012 +1.8% Company avg. weekly revenue/unit(1) - comp $57,987 $55,979 +3.6% Red Robin operating weeks(1) 4,864 4,227 +15.1% Burger Works operating weeks 84 62 +35.5% Net sales/sq. ft (TTM) $462 $451 +2.4%

3.7% 5.4% 1.2% 0.9% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Q413 Q114 Q214 Q314 Q414 Comparable Restaurant Revenue Growth 10 FY 2014 +3.1% FY 2013 +4.0%

21.2% 21.1% 19.7% 20.6% 21.5% 23.3% 20.4% 21.7% 22.4% 22.2% 19.5% 21.3% 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% 24.0% 25.0% Q1 Q2 Q3 Q4 2012 2013 2014 (2) (2) RLOP (1) Margins 11 (1) See reconciliation of non-GAAP restaurant-level operating profit to income from operations and net income on Schedule II of the Q4 press release posted on redrobin.com (2) Excluding acquired restaurants, restaurant-level operating profit margin was 22.2% in fourth quarter of 2014 and 20.1% in the third quarter of 2014 FY 2014 21.4% FY 2013 21.7%

Q4-14 Restaurant Results 12 % of Restaurant Revenues Q4-14 % of Restaurant Revenues Q4-13 Favorable (Unfavorable) Cost of sales 25.5% 25.2% (30 bps) Labor 32.4% 33.7 130 bps Other operating 12.7% 12.0% (70 bps) Occupancy 8.1% 7.4% (70 bps) Restaurant Level Operating Profit (Non-GAAP) 21.3% 21.7% (40 bps)

$33.6 $25.0 $20.0 $25.8 $32.5 $29.7 $21.0 $25.8 $37.0 $29.3 $25.6 $31.1 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q1 Q2 Q3 Q4 2012 2013 2014 See slide 21 for reconciliation of non-GAAP Adjusted EBITDA to Net Income (1) 13 weeks in 2012 FY 2014: $122.9M FY 2013: $109.0M (1) Adjusted EBITDA $ in millions 13

Adjusted Net Income $10.6 $7.7 $3.5 $8.4 $9.5 $11.1 $4.7 $9.1 $11.9 $9.8 $7.2 $9.4 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 Q1 Q2 Q3 Q4 2012 2013 2014 FY 2014: $38.4M FY 2013: $34.4M $ in millions 14 See slide 22 for reconciliation of non-GAAP Adjusted Net Income to Net Income (1) 13 weeks in 2012 (1)

Adjusted Earnings Per Diluted Share $0.71 $0.52 $0.24 $0.59 $0.66 $0.77 $0.32 $0.62 $0.82 $0.68 $0.50 $0.66 $0.15 $0.25 $0.35 $0.45 $0.55 $0.65 $0.75 $0.85 $0.95 Q1 Q2 Q3 Q4 2012 2013 2014 15 See slide 22 for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings Per Diluted share (1) 13 weeks in 2012 (1) FY 2014: $2.66 FY 2013: $2.37

2015 Outlook Total revenues expected to grow 12.0% -13.0% Comparable restaurant revenue growth expected between 2.0% - 3.0% RLOP margins expected to be approximately 21.4% Open 20 new company-owned Red Robin® restaurants plus five Red Robin Burger Works® Capital investments expected to be approximately $140.0 million, excluding acquisitions G&A costs expected to be between $97.0 million and $99.0 million; selling expenses expected to be 3.2% of sales Pre-opening and acquisition costs expected to be near $7.0 million Depreciation and amortization costs expected to be approximately $77.0 million Tax rate projected to be approximately 27% 16

In Closing 17

Appendix 18

$29.6 $20.5 $22.3 $22.0 $40.4 $30.6 $11.2 $31.3 $36.0 $20.1 $26.8 $40.7 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q1 Q2 Q3 Q4 2012 2013 2014 Cash Flow from Operations $ in millions 19 (1) 13 weeks in 2012 (1) FY 2014: $123.6M FY 2013: $113.5M

Q4-14 Commodity Update 20 % of Total COGS in Q4-14 Market vs. Contract Ground beef 16.8% Market Poultry 10.1% 60% Contract through 12/15 Steak fries 10.0% Contract through 10/16 Meat 6.8% Bacon through 3/15; Prime rib through 5/15; Riblets through 2/15 Produce 6.7% Contract through 10/15 Bread 6.2% Contract through 6/15 Seafood 3.4% Cod through 6/15; Shrimp through 6/15 Fry oil 1.9% Contract through 6/15

Adjusted EBITDA Reconciliation to Net Income Numbers are displayed in Thousands 21 2012 2013 2014 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Net income as reported $10,558 $ 7,748 $ 3,553 $ 6,492 $ 9,480 $11,139 $ 4,661 $ 6,959 $11,944 $ 9,470 $ 7,208 $ 3,939 Adjustments to net income: Income tax expense 3,356 2,408 1,210 1,552 2,977 3,576 1,517 940 4,424 3,521 1,032 321 Interest expense, net 1,833 1,223 1,041 1,217 1,052 623 558 399 689 619 927 720 Depreciation and amortization 16,652 12,532 13,284 13,000 17,834 13,319 13,436 13,611 18,886 14,120 15,209 16,364 Non-cash stock-based compensation 1,202 1,068 894 644 1,192 1,050 857 724 1,009 1,021 1,178 959 Loss on debt refinancing ‒ ‒ ‒ 2,919 ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ Impairment and closure charges ‒ ‒ ‒ ‒ ‒ ‒ ‒ 1,517 ‒ ‒ ‒ 8,833 Non-recurring special bonus ‒ ‒ ‒ ‒ ‒ ‒ ‒ 1,626 ‒ ‒ ‒ ‒ Executive transition ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ 544 ‒ ‒ Adjusted EBITDA $ 33,601 $ 24,979 $ 19,962 $ 25,824 $ 32,535 $ 29,707 $ 21,029 $ 25,776 $ 36,952 $ 29,295 $ 25,554 $ 31,136

Reconciliation of Adjusted Net Income to Net Income and Adjusted Earnings Per Diluted Share to Earnings Per Diluted Share

	2012				2013				2014			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income as reported	$10,558	$ 7,748	$ 3,553	$ 6,492	$ 9,480	$11,139	$ 4,661	$ 6,959	$11,944	$ 9,470	$ 7,208	$ 3,939
Adjustments to net income:												
Loss on debt refinancing	–	–	–	2,919	–	–	–	–	–	–	–	–
Executive transition & severance	–	–	–	–	–	–	–	–	–	544	–	–
Impairment and closure charges	–	–	–	–	–	–	–	1,517	–	–	–	8,833
Non-recurring special bonus	–	–	–	–	–	–	–	1,626	–	–	–	–
Income tax expense of adjustments	–	–	–	(1,020)	–	–	–	(974)	–	(183)	–	(3,379)
Adjusted net income	$ 10,558	$ 7,748	$ 3,553	$ 8,391	$ 9,480	$ 11,139	$ 4,661	$ 9,128	$ 11,944	$9,831	$ 7,208	$ 9,393
Diluted net income per share:												
Net income as reported	$ 0.71	$ 0.52	$ 0.24	$ 0.45	$ 0.66	$ 0.77	$ 0.32	$ 0.48	$ 0.82	$ 0.65	$ 0.50	$ 0.28
Adjustments to net income:	–	–	–	–	–	–	–	–	–	–	–	–
Loss on debt refinancing	–	–	–	0.20	–	–	–	–	–	–	–	–
Executive transition & severance	–	–	–	–	–	–	–	–	–	0.04	–	–
Impairment and closure charges	–	–	–	–	–	–	–	0.10	–	–	–	0.62
Non-recurring special bonus	–	–	–	–	–	–	–	0.11	–	–	–	–
Income tax expense of adjustments	–	–	–	(0.06)	–	–	–	(0.07)	–	(0.01)	–	(0.24)
Adjusted EPS – diluted	$ 0.71	$ 0.52	$ 0.24	$ 0.59	$ 0.66	$ 0.77	$ 0.32	$ 0.62	$ 0.82	$ 0.68	$ 0.50	$ 0.66

Numbers are displayed in Thousands except per share data



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